                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the  incorporation  by reference in Registration  Statement
Nos. 333-119748, 333-104148 and 333-86976 on Form S-3 and Registration Statement
Nos. 333-73456, 333-61313, 333-26589, 333-14687 and 333-10059 on Form S-8 of The
Quigley  Corporation  of our report  dated  February  20,  2004  relating to the audited financial statements of JoEl, Inc. as of and for the year ended December
31,  2003,  which  appears in this  Current  Report on Form 8-K/A of The Quigley
Corporation.

/S/ McKONLY & ASBURY, LLP
-----------------------------
McKONLY & ASBURY, LLP
Harrisburg, PA

March 29, 2005